                                                                    EXHIBIT 10.2
                          [LOGO OF FRANKLIN TELECOM]

733 LAKEFIELD ROAD. - WESTLAKE VILLAGE, CA 91361 Voice 805/373-8688;
                      Voice 800/372-6556 FAX 805/373-7373
                                         Internet frank@ftel.com
                                         BBS 805/495-5517



                            CONFIDENTIAL AGREEMENT
                            ----------------------

June 3, 1996

Mr. Paul Sper
Malibu Internet Services
575 South Dawson Dr.
Camarillo, CA 93012
(805) 383-1880

Dear Paul:

I am extremely pleased with the idea of combining our businesses.

ACQUISITION OF MALIBU INTERNET SERVICES (MIS) (FOR STOCK)
--------------------------------------------------------

This letter is an offer to trade 60,000 shares of Franklin common stock for all MIS stock, or ownership documents in an IRS Reg. D. "Tax Free Exchange" and reorganization.

Pursuant to this Agreement MIS will operate as a wholly-owned subsidiary of Franklin Telecom with such powers vested in the President & CEO of MIS that will substantially allow him to operate MIS with full regard to the independent financial stability of MIS. MIS will continue to maintain a separate financial statement whereby the staff of MIS will be compensated. All revenues of MIS will be under the sole discretion of the President & CEO of MIS.

This agreement will serve as a final firm commitment to enter into a business combination of the two companies with FTC becoming the surviving member. All parties understand that this transaction is very confidential and there can be no publication, purchasing or selling of FTC stock by "Insiders" until a press release is issued. Insiders are all potential signatories to this agreement and their families & officers of both companies.

To begin this transaction the parties hereby agree to the following;

FTC acquires all of the stock and marketing rights of MIS, (no liabilities), via a tax free reorganization for:

1. Sixty thousand (60,000) shares total of FTC common stock and Fifty thousand (50,000) shares total of FNet stock for 100% ownership of MIS.

2.   This is binding, final, definitive agreement.
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3.   This offer is contingent upon the following:
     a) An audit of MIS books to verify sales, profits, ongoing sales probability, assets, liabilities, debt, AP, AR & GL. (See Attachment A.)
     b) A short form "Representations & Warranties" to cover all the above points plus those items which may come to light during the time period before the closing. (See Attachment B.)
     c) No capital modifications or restructuring, non standard or unusual payments to insiders in the form of cash or other property should take place from this date.
     d)   Franklin will assume no debt. We understand there is no debt.

PERFORMANCE
-----------

1. MIS agrees to manage, redesign and edit the following and future related FNet WEB-SITES:
     a.   the existing FNet web-site
     b.   the future FTEL web-site
     c.   the existing FNet PPM/IPO web-site
     d. the web pages for associated companies at a rate to be determined by MIS at the date of creation of web pages

2. MIS will manage internet technical support operations for business opportunity partnerships to be formed by FTEL and or FNet. FTEL and or FNet will compensate additional support personnel as determined by MIS.

3. MIS will design, manage and support the creation of web-sites for existing and future FTEL and FNet customers. MIS agrees to participate in and manage the graphic design, HTML programming and web-site storage for FTEL and FNet customers.

COMPENSATION
------------
Title:                            President & CEO of MIS
Effective Date:                   June 1, 1996.
Base Salary:                      Determined by President & CEO (MIS only)
Recoverable Draw:                 None.
Non-recoverable Draw:             None.
Sales Quota:                      None.
Performance Bonus:                None.
Stock Bonus:                      None.
Medical Plan:                     None.
Office:                           FTC HQ. Rent free
Network:                          FTC internal & Internet
Computer Equipment:               None.
Stock:                            60,000 new issue shares of FTEL Common.
Stock Options (FTC):              10,000 shares each @ $.70. which was the price
                                  of the stock on April 26, 1996.
Stock (FNet):                     50,000 shares-
Business Exp.:                    N/A.
Executive Bonus Plan:             N/A
Commission:                       80% paid to MIS for all web-site design &
                                  development
                                  15% commission on MIS sales of business
                                  opportunity partnerships
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Notes:

(1) Commissions and bonuses will be paid within 30 days from the date payment is received from the customer, less returns.
(2) Licensing, Software & Engineering Contracts: Licensing, software and engineering consulting contracts by Franklin will not be considered as part of this commission plan. There will be no commissions on licensing agreements, corporate sales of assets, bulk transfers, corporate buy outs. Evaluation units are not commissionable until a sale has occurred and an invoice has been printed. Any disputes will be held in California and interpreted by the laws of California.
(3) All products considered for commission must be sold from the published Price List in the assigned territory. Sales Mfg. Rep/OEM/Dist sales commission will be treated as "Discounted" for FTC manufactured products.
(4) Upon termination only shipments made up to and including the termination date will be eligible for commissions/bonuses and or royalty (Herein after Commissions). Commissions will be paid within 30 days from the date the customer has paid provided the customer has paid within sixty days from the employee's termination date. Franklin reserves the right to withhold commissions if there are customer returns, Franklin equipment or any assets including but not limited to marketing lists, software or hardware in your possession until they are returned.
(5)  I HAVE READ THE FOREGOING AND DO HEREBY AGREE TO FOLLOW THIS AGREEMENT.
(6)  This offer is valid for 10 days from the date of this letter.
(7) The terms and conditions set forth in this Agreement constitute the entire agreement between MIS and FTEL. No other representations shall be binding.

If you have any questions please call me. I look forward to having you on board as a member of the FranklinNet team.

FRANKLIN TELECOMMUNICATIONS CORP.
Agreed to for the Board of Director

/s/ Frank W. Peters                                        6/3/96
-------------------------------------       -----------------------------------
Frank W. Peters, President & CEO                           Date
FRANKLIN TELECOM


Agreed to for MIS



/s/ Paul Sper                                         6/3/96
---------------------------------------     ------------------------------------
Paul Sper, President                                        Date
Malibu Internet
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                                 ATTACHMENT A
                                 FINANCIALS:
                        MALIBU INTERNET SERVICES (MIS)
                              INCOME VS. SPENDING
                            1/11/96 THROUGH 5/28/96


CATEGORY                                     TOTAL
--------                                     -----

RECEIVABLES                                $9,665.95
TOTAL INCOME                                9,665.95
ADVERTISING                                    53.45
BANK CHARGES                                   31.81
BILLS                                       3,044.30
CASH WITHDRAWALS                              540.00
COMPUTER EXPENSE                            3,851.11
CREDIT CARD                                   123.00
MISCELLANEOUS                                 108.25
PAYROLL                                       465.85
POSTAL                                         13.00
TOTAL EXPENSES                              8,230.77
                                           ---------
NET INCOME                                  1,435.18

================================================================================

                                 ATTACHMENT B
                         REPRESENTATIONS & WARRANTIES:

1.   Debt. You verify that there is no debt.
2.   There are no outside contractors involved in this agreement.
3.   There are no contracts, written or oral not disclosed here.
4.   The attached financial condition has had no material changes.
5.   There are no pending or threatened legal actions.
6. There are no contracts which conflict or bind you from entering into this agreement.

This Agreement is made between Franklin Internet (FNet) and Malibu Internet Services (MIS) whereas FNet desires to contract with MIS to have MIS provide internet related services in exchange for remuneration by FNet as detailed above.